MONROE BANK & TRUST

Earnings Presentation
2nd Quarter 2018

JULY 27, 2018

Financials as of June 30, 2018

Forward-Looking Statements

CAUTIONARY STATEMENTS

This presentation contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as "may," "could," "should," "will," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "is confident that," and similar expressions that are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors, which are in many instances beyond our control and could case our actual results and experiences to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We assume no obligation to update or revise forward-looking statements.


MONROE BANK & TRUST
MONROE BANK & TRUST

Agenda

- **Financial Highlights**
- **Performance Metrics & Financial Overview**
- **Loan & Economic Trends**
- **Closing Comments**

MONROE BANK & TRUST

Financial Highlights


BRANDT AUTOMATIC CAS

QUARTERLY EARNINGS

Financial Highlights

—

- Earnings for Q2 2018 reflect a gain of $1,305,000 compared to Q2 2017, which reflected net income of $3,640,000.
    - Core pre-tax earnings* increased by $702,000, or 14.5% compared to Q2 2017.
    - Bulk of earnings improvement is the result of increased NII and lower tax rate.
- NII for the quarter improved by 9.8% compared to Q2 2017.
    - Q1 2018 to Q2 2018 was up 2.8%.
- NIM was at 3.64% for Q2 2018, up significantly from 3.31% in Q2 2017.
- Total non-performing assets declined by $1.0M from the previous quarter, and $3.8 million from a year ago.
- Allowance for loan losses remains healthy, 1.07% of loans outstanding.

*Net of Wealth Planning and Advisory fee adjustment in 2017 and ORE and securities gains and losses.

MONROE BANK & TRUST

Performance Metrics & Financial Overview

–

QUARTERLY EARNINGS

Net Interest Income – Q2 2018

Net Interest Income ($000)



$9,290
$9,244
$9,515
$9,574
$9,595
$9,864
$10,231
$10,373
$10,536
$10,833
2016Q1
2016Q2
2016Q3
2016Q4
2017Q1
2017Q2
2017Q3
2017Q4
2018Q1
2018Q2

Net Interest Margin



3.70%
3.60%
3.50%
3.40%
3.30%
3.20%
3.10%
3.00%
2.90%
2016Q1
2016Q2
2016Q3
2016Q4
2017Q1
2017Q2
2017Q3
2017Q4
2018Q1
2018Q2

- NII for Q2 2018 increased $969,000, or 9.8% from Q2 2017.
- Yield on earning assets increased 36bps to 3.76%. Loan portfolio yield increased from 4.60% to 4.82%. Investment portfolio yield increased from 1.92% to 2.16%.
- On a linked quarter basis, the cost of interest bearing liabilities increased 3bps to 0.22%.
- Quarterly NII is expected to average approximately $11M for this year.

Loan Loss Expense – Q2 2018


Loan Loss Activity ($000)
$100
$50
$0
-$50
-$100
-$150
-$200
$51
-$124
-$73
Charge-Offs
Recoveries
Net Losses

- A Provision for Loan Loss was not recorded in Q2 2018 or Q2 2017.
- Allowance for loan loss decreased to $8.0M, 1.07%.
- Due to anticipated loan growth, a small provision expense may still be required in 2018.

Fee Income – Q2 2018

Fee Income


Weath
Mgt
27%
Service
Charges
22%
BOLI
8%
Loan Fees
2%
Other
42%

Fee Income Trends ($000)


$5,000
$4,000
$3,000
$2,000
$1,000
$0
2016Q4
2017Q1
2017Q2
2017Q3
2017Q4
2018Q1
2018Q2
Weath Mgt
Service Charges
BOLI
Loan Fees
Other

- Non-Interest Income* increased $33,000 compared to Q2 2017.
  - Wealth Management income decreased $369,000 due to an adjustment of $389,000 recorded in Q2 2017.
  - Gains on Other Real Estate transactions increased $579,000 due to the sale of two properties in Q2 2018.
- Total Non-Interest Income should average nearly $4M per quarter in the second half of 2018.

*ex. Gains and losses on Securities and ORE transactions.

Expenses – Q2 2018

Expense Trends ($000)


$15,000
$10,000
$5,000
$0
2016Q4
2017Q1
2017Q2
2017Q3
2017Q4
2018Q1
2018Q2
Non-Interest Expense
Salary & Benefits
Tax Expense
FDIC Insurance Assessment

Efficiency Ratio


80%
70%
60%
50%
2016Q1
2016Q2
2016Q3
2016Q4
2017Q1
2017Q2
2017Q3
2017Q4
2018Q1
2018Q2

- Non-Interest Expense increased $178,000 or 2.0% compared to Q2 2017.
- Marketing Expense increased $165,000 (54.6%) due to increased advertising and other spending related to our branding initiative.
- We expect total non-interest expense to be between $9M and $9.5M per quarter for the remainder of 2018.
- Q2 2018 tax expense of $1,105,000 reflects an effective tax rate of 18.3%.
- Our statutory rate is 21% in 2018, and we expect our effective rate to remain slightly above 18% of our pre-tax operating income for the second half of 2018.

MBT

MONROE BANK
& TRUST

Loan & Economic Trends

QUARTERLY EARNINGS

Economic & Lending Trends

- Average loan totals quarter over quarter increased by $20.9MM or 3.0%.
- For the past 12 months, the average increase totaled $53.9MM or 8.0%.
- Period end loan balance increased by $19MM, or 2.6%, on a linked quarter basis; and by $46MM, or 6.6%, over the past 2 quarters.
- Over past 12 months, unfunded commitments increased from $88MM to $132MM.


MONROE
BANK &
TRUST

Commercial Loan Pipeline & Loan Portfolio Trends

Commercial Loan Pipeline* ($ millions)


$38.4
$81.3
Jun 14
Sept 14
Dec 14
Mar 15
Jun 15
Sept 15
Dec 15
Mar 16
Jun 16
Sept 16
Dec 16
Mar 17
Jun 17
Sept 17
Dec 17
Mar 18
Jun 18

Loan Portfolio ($ thousands)


$741,120
$618,723
Mar 15
Jun 15
Sept 15
Dec 15
Mar 16
Jun 16
Sept 16
Dec 16
Mar 17
Jun 17
Sept 17
Dec 17
Mar 18
Jun 18

- The commercial loan pipeline averaged $82MM in 2017 and has averaged $95MM to date in 2018.
- Average loan balances are expected to increase further in Q3 2018.

Credit Quality Trends


Total Delinquency
2.49%
0.80%
Dec 13
Mar 14
Jun 14
Sept 14
Dec 14
Mar 15
Jun 15
Sept 15
Dec 15
Mar 16
Jun 16
Sept 16
Dec 16
Mar 17
Jun 17
Sept 17
Dec 17
Mar 18
Jun 18


Adversely Classified Items Coverage Ratio
126.0%
75.5%
40.0%
18.7%
11.0%
6.6%
7.4%
7.2%
Dec 12
Dec 13
Dec 14
Dec 15
Dec 16
Dec 17
Mar 18
Jun 18

- Bank-wide delinquency total has been at or below 1.0% for 7 consecutive quarters; Q2 2018 ended at 0.8%.
- Although Classified Assets declined for the quarter, the overall trend remains positive with an 18% reduction over the past 12 months.

Closing Comments

QUARTERLY EARNINGS



Closing Comments

KEY RESULTS FOR THE QUARTER

- Continued strength in core earnings for all relevant categories.
- Optimistic for continued loan growth.
- Continue to shift toward higher earning asset mix.
- Board of Directors has approved a quarterly dividend of $.10/share.
  - Payable to shareholders of record as of August 9th, payable on August 16th.
- We are well positioned to take advantage of strategic growth opportunities through acquisitions should they become available in the future.

Q & A

—



H. DOUGLAS CHAFFIN
President & CEO



JOHN L. SKIBSKI
EVP, CFO & RISK MANAGEMENT DIRECTOR



THOMAS G. MYERS
EVP, Chief Lending Manager & Sales Director

MBT

Monroe Bank & Trust